CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
UNIVERSAL HOSPITAL SERVICES, INC.

Universal Hospital Services, Inc., a corporation (the “Company”) organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.The name of the corporation is Universal Hospital Services, Inc.

2.Article First of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

“FIRST: The name of the corporation is Agiliti Health, Inc.”

3.The amendment to the Certificate of Incorporation herein certified has been duly adopted and approved by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective upon being duly filed with the Secretary of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 3rd day of December, 2018.

UNIVERSAL HOSPITAL SERVICES, INC.

By:	/s/ Thomas J. Leonard
Name: Thomas J. Leonard
Title: Chief Executive Officer